Exhibit 99.1

Select Energy Services Announces The Acquisition Of Complete Energy Services, The Water Solutions Subsidiary Of Superior Energy Services

Significantly enhances Water Services segment through market consolidation, geographic expansion and an increased weighting to production-related solutions

Addition of sizable produced water infrastructure footprint across Oklahoma and Texas will bolster the Water Infrastructure segment, with meaningful opportunity for future recycling development

Attractive valuation provides meaningfully accretive financial benefits for Select shareholders before inclusion of any synergies

Company announces 2021 second quarter conference call is set for August 4, 2021

HOUSTON, July 12, 2021 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of sustainable full life cycle water and chemical solutions to the U.S. unconventional oil and gas industry, today announced that it has acquired Complete Energy Services, Inc. ("Complete"), an operating subsidiary of Superior Energy Services, Inc. ("Superior"). Select has acquired substantially all of the water-related assets and ongoing operations of the business, including working capital. Superior will retain certain non-core and non-water-related assets that were part of Complete as part of the transaction.  In consideration, Select has issued 3.6 million shares of Class A common stock and paid $14.2 million in cash, subject to standard post-closing adjustments, to Superior to close the transaction.

Complete is a leading provider of completion and production-related water solutions, including water transfer, flowback and well testing, water heating, containment, fluids handling, produced water gathering and disposal solutions across the United States, including the Permian, Mid-Continent, DJ and Powder River Basins and the Marcellus and Utica Shales.

John Schmitz, Select's Chairman, President and CEO, stated, "I am excited to expand Select's world-class water-related services and infrastructure footprint through this consolidation opportunity. This acquisition will strengthen our geographic footprint, particularly in the Mid-Continent, Permian and Rockies, while adding new geographic breadth through a market leading position in the Powder River Basin. Complete and its legacy operating companies possess an illustrious 50+ year operating history and we anticipate strong operational and customer benefits from the acquisition.

"With this transaction, we will be adding more than 300,000 barrels per day of permitted daily disposal capacity in Oklahoma and Texas. More importantly, this sizable existing disposal portfolio provides us with a significant footprint of recurring produced water volumes and meaningful optionality for incremental infrastructure development, including gathering and recycling infrastructure across larger networked systems. Supported by our strong technology platform and our market leading position in sustainable full life cycle water and chemicals solutions, our FluidMatch™ capabilities provide a holistic approach to produced water sourcing, treatment and recycling, chemistry and logistical delivery. We believe there remains significant opportunity to consolidate, further commercialize and transition legacy infrastructure assets such as these towards new sustainable strategies revolving around our water recycling and FluidMatch™ expertise in order to both limit waste and decrease fresh water demand in the industry, while simultaneously generating better well results for our customers.

"In addition to these market enhancement benefits, we believe that consolidation in the oilfield service markets remains a key priority for the industry to regain profitability, and this acquisition advances that objective. While we certainly believe there are cost synergy opportunities to be gained from this acquisition, we will be deliberate and strategic in implementing our integration plan.

"We expect to realize immediate operational advantages as well. We are experiencing a strong recovery in many of our markets, with increasingly tight labor supply and increasing demand for comprehensive water solutions. With this transaction, we are excited to welcome Complete's over 700 field personnel to the Select team, and believe we have the opportunity to meaningfully expand our service capabilities and add depth to our operational leadership.

"Finally, with more than 60% of Complete's year-to-date revenues coming from production-related services and infrastructure, we are adding additional stability to our revenue base, roughly doubling our production-related revenues from about 10% year-to-date to approximately 20% on a pro forma basis. Diversifying our revenue streams into longer-cycle activities also allows us to consider incremental long-term capital allocation strategies.

 "We still maintain a strong balance sheet, with no debt and a meaningful cash position, backed by incremental revenue and gross profit. We will continue to look for additional ways to strategically deploy our capital and public currency to generate benefits for Select and our shareholders. We look forward to working with the Complete team to realize all of the benefits of this acquisition and its diversified portfolio of assets for our shareholders, customers, employees and other partners," concluded Mr. Schmitz.

Select Announces 2021 Second Quarter Conference Call Schedule

Select also announced today that it will release second quarter 2021 financial results on Tuesday, August 3, 2021 after the market closes.  In conjunction with the release, the Company has scheduled a conference call on Wednesday, August 4, 2021 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss today's news in conjunction with second quarter results.

What:	Select Energy Services Second Quarter 2021 Earnings Conference Call
When:	Wednesday, August 4, 2021 at 11:00 a.m. Eastern / 10:00 a.m. Central
How:	Live via phone – By dialing 201-389-0872 and asking for the
Select Energy Services call at least 10 minutes prior to the start time, or
Live over the Internet – By logging onto the web at the address below
Where:	http://investors.selectenergyservices.com/events-and-presentations

About Select Energy Services, Inc.

Select Energy Services is a leading provider of sustainable full life cycle water and chemical solutions to the unconventional oil and gas industry in the United States.  Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal.  Select also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well.  Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States.  For more information, please visit Select's website, http://www.selectenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "believe," "expect," "will," "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to: the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions and the resulting severe disruption in the oil and gas industry and negative impact on demand for oil and gas, which is negatively impacting our business; actions by the members of OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the level of capital spending and access to capital markets by oil and gas companies, including significant recent reductions and potential additional reductions in capital expenditures by oil and gas producers in response to commodity prices and dramatically reduced demand; trends and volatility in oil and gas prices, and our ability to manage through such volatility; and other factors discussed or referenced in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequently filed Quarterly Reports on Form 10-Q and those set forth from time to time in our other filings with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contacts:	Select Energy Services
Chris George - VP, Investor Relations & Treasurer
(713) 296-1073
IR@selectenergy.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com